Exhibit 99.1

Media and Investor contact:

Christopher Bona

Head of Communications

312.292.5052

investorinfo@ryerson.com

Ryerson Reports First Quarter 2016 Results

Market Share Gains, Margin Expansion, Expense Management,

Working Capital Efficiency, Cash Flow Generation and Debt

Reduction Show Continued Strength in Planning and Execution

First Quarter 2016 Highlights:

•	Reported earnings per share of $0.42, or $0.26 per share on an adjusted basis.

•	Expanded gross margin by 370 basis points and gross margin, excluding LIFO by 300 basis points year over year despite a bottoming in average selling prices throughout first quarter 2016.

•	Continued market share gains with volume up year over year by 0.4 percent versus a 8.5 percent industry decline as per MSCI reported shipments.

•	Posted higher Adjusted EBITDA of $52 million, and Adjusted EBITDA, excluding LIFO of $37 million.

•	Generated cash flow from operations of $47 million.

•	Reduced debt levels $47 million, or 5 percent, including $25 million in principal purchases of the 11.25 percent notes. Reduced debt 18 percent year over year.

•	Increased liquidity sequentially to $313 million.

CHICAGO – May 5, 2016 – Ryerson Holding Corporation (NYSE: RYI), a leading distributor and processor of metals, today reported results for the first quarter of 2016.

“This was another quarter of exemplary team execution across the Ryerson enterprise. I want to thank all of my Ryerson colleagues for a job well done as self-help is the best kind,” said Ryerson’s President and Chief Executive Officer Eddie Lehner. “While we

welcome supply side improvements in metals pricing that have begun to move through the value-chain and appear to have staying power, we continue to build a better Ryerson for all seasons. During the first quarter of 2016, we gained market share, effectively managed expenses and working capital, reduced debt and posted strong earnings. Ryerson is well positioned to capitalize on improvements in the pricing environment as they unfold.”

First Quarter 2016 Results

Revenues were $702.6 million for the first quarter of 2016, down 19.1 percent from the year-ago period due to a 19.4 percent decline in the average selling price per ton. Tons shipped increased 0.4 percent, compared to a decline of 8.5 percent for the industry, as measured by Metals Service Center Institute results.

Gross margin was 21.0 percent for the first quarter of 2016, compared to 17.3 percent for the year-ago period. Included in cost of materials sold was net LIFO income of $14.8 million for the first quarter of 2016 and $12.0 million for the first quarter of 2015. Gross margin, excluding LIFO was 18.9 percent for the first quarter of 2016, an expansion of 300 basis points from the first quarter of 2015. A reconciliation of gross margin, excluding LIFO to gross margin is included below in this news release.

Warehousing, delivery, selling, general and administrative expense declined 6.1 percent or $7.1 million year-over-year, to $109.3 million for the first quarter of 2016. On an annualized basis, this improvement in the cost position exceeded Ryerson’s $20 million targeted reduction.

Net income attributable to Ryerson Holding Corporation was $13.5 million, or $0.42 per share, for the first quarter of 2016, compared to a loss of $2.5 million, or a loss of $0.08 per share, for the first quarter of 2015. Excluding impairment charges on assets and a gain on the retirement of debt, net income attributable to Ryerson Holding Corporation was $8.2 million, or $0.26 per share, for the first quarter of 2016 compared to net income of $4.9 million, or $0.15 per share, for the first quarter of 2015. A reconciliation of net income attributable to Ryerson Holding Corporation and earnings per share, excluding impairment charges on assets and gain on debt retirement is included below in this news release.

Working Capital Management and Balance Sheet Improvement

In the first quarter of 2016, Ryerson improved its inventory turnover to 74.5 days of supply (DOS), compared to 82.6 days in the year-ago period. With tightly managed working capital and positive net income, Ryerson generated cash flow from operations of $47 million. “The cash flow enabled us to further improve our balance sheet with a $47 million reduction in debt, including the repurchase of $25 million in principal value of our long-term notes, in the first quarter,” stated Erich Schnaufer, Ryerson’s chief financial officer.

Outlook

“We are encouraged by current trends throughout the global metals supply chain where prices are resetting to levels above the cash costs of production,” concluded Lehner. “Although there is a lag effect between mill price increases and service center price realizations, we expect higher metals prices as we move through the second quarter and for the balance of the year based upon current visibility of emergent supply side trends. Our current outlook anticipates continued gross margin expansion with well managed working capital and expense control measures that can be leveraged across higher realized revenue. Given our confidence in the Ryerson team’s ability to execute, combined with improving supply side fundamentals and favorable seasonal demand trends, we project Adjusted EBITDA, excluding LIFO of $50-$55 million for the second quarter of 2016.”

First Quarter 2016 Business Metrics

	First Quarter 2016	Fourth Quarter 2015	First Quarter 2015	Sequential Quarter Change	Year-Over-Year Change
Tons shipped (In thousands)	478	441	476	8.4%	0.4%
Average selling price/ton	$1,470	$1,517	$1,824	-3.1%	-19.4%
Average cost/ton	1,161	1,287	1,509	-9.8%	-23.1%
Average cost/ton, excluding LIFO, net	1,192	1,263	1,534	-5.6%	-22.3%

First Quarter 2016 Major Product Metrics

	Tons Shipped (Tons in thousands)					Average Selling Price per Ton Shipped
	First Quarter 2016	Fourth Quarter 2015	First Quarter 2015	Sequential Quarter Change	Year- Over- Year Change	Sequential Quarter Change	Year-Over- Year Change
Carbon steel	367	343	368	7.0%	-0.3%	-4.4%	-20.4%
Aluminum	46	42	48	9.5%	-4.2%	-1.8%	-11.7%
Stainless steel	62	54	57	14.8%	8.8%	-4.9%	-25.6%

	Net Sales (Dollars in millions)
	First Quarter 2016	Fourth Quarter 2015	First Quarter 2015	Sequential Quarter Change	Year-Over-Year Change
Carbon steel	$354	$346	$446	2.3%	-20.6%
Aluminum	170	158	201	7.6%	-15.4%
Stainless steel	166	152	205	9.2%	-19.0%

About Ryerson

Ryerson is a processor and distributor of metals with operations in the United States, Canada, Mexico and China. The company serves a variety of industries, including customers making products or equipment for the commercial ground transportation, metal fabrication and machine shops, industrial machinery and equipment, consumer durables, HVAC, construction, food processing and agriculture, as well as oil and gas. Founded in 1842, Ryerson is headquartered in the United States and has approximately 3,500 employees in approximately 100 locations.

Visit Ryerson at www.ryerson.com.

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact the metals distribution industry and our business are: the cyclicality of our business; the highly competitive and fragmented market in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; work stoppages; obligations regarding certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals producer industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise.

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Exhibit 99.1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Selected Income and Cash Flow Data - Unaudited

(Dollars and Shares in Millions, except Per Share and Per Ton Data)

	First Quarter		Fourth Quarter 2015
	2016	2015

NET SALES	$702.6	$868.0	$668.8
Cost of materials sold	555.0	718.0	567.2

Gross profit	147.6	150.0	101.6
Warehousing, delivery, selling, general and administrative	109.3	116.4	107.4
Restructuring and other charges	—	—	2.5
Gain on sale of assets	—	—	(1.9)
Impairment charges on assets	—	—	5.8

OPERATING PROFIT (LOSS)	38.3	33.6	(12.2)
Other income and (expense), net (1)	5.3	(11.3)	0.3
Interest and other expense on debt	(22.0)	(25.3)	(21.8)

INCOME (LOSS) BEFORE INCOME TAXES	21.6	(3.0)	(33.7)
Provision (benefit) for income taxes	8.1	(0.2)	(12.4)

NET INCOME (LOSS)	13.5	(2.8)	(21.3)
Less: Net loss attributable to noncontrolling interest	—	(0.3)	(0.8)

NET INCOME (LOSS) ATTRIBUTABLE TO RYERSON HOLDING CORPORATION	$13.5	$(2.5)	$(20.5)

EARNINGS (LOSS) PER SHARE
Basic and diluted	$0.42	$(0.08)	$(0.64)

Shares outstanding - basic and diluted	32.1	32.0	32.1

Supplemental Data :
Tons shipped (000)	478	476	441
Shipping days	64	63	61
Average selling price/ton	$1,470	$1,824	$1,517
Gross profit/ton	309	315	230
Operating profit/ton	80	71	(28)
LIFO expense (income), net per ton	(31)	(25)	24
LIFO expense (income), net	$(14.8)	$(12.0)	$10.8
Depreciation and amortization expense	10.9	11.1	9.8
Cash flow from operating activities	47.0	101.6	66.5
Capital expenditures	(5.4)	(5.7)	—

(1)	The first quarter 2016 includes a gain of $8.2 million on the repurchase of debt. The first quarter 2015 includes an other-than-temporary impairment charge of $12.3 million related to our investment in one available-for-sale security.

See Schedule 1 for Condensed Consolidated Balance Sheets

See Schedule 2 for EBITDA and Adjusted EBITDA reconciliation.

See Schedule 3 for EPS reconciliation.

Schedule 1

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Balance Sheets

(In millions, except shares)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$70.5	$63.2
Restricted cash	2.1	1.2
Receivable, less provision for allowances, claims and doubtful accounts of $5.9 in 2016 and $5.2 in 2015	343.0	305.7
Inventories	571.1	555.8
Prepaid expenses and other current assets	28.1	32.8

Total current assets	1,014.8	958.7
Property, plant and equipment, at cost	661.1	654.5
Less: accumulated depreciation	263.3	254.2

Property, plant and equipment, net	397.8	400.3
Deferred income taxes	17.1	31.8
Other intangible assets	44.7	46.2
Goodwill	103.2	103.2
Deferred charges and other assets	5.2	5.0

Total assets	$1,582.8	$1,545.2

Liabilities
Current liabilities:
Accounts payable	$265.9	$206.3
Salaries, wages and commissions	30.9	26.3
Other accrued liabilities	63.0	52.0
Short-term debt	20.8	22.0
Current portion of deferred employee benefits	9.2	9.1

Total current liabilities	389.8	315.7
Long-term debt	955.8	1,001.5
Deferred employee benefits	320.9	327.7
Taxes and other credits	35.0	41.1

Total liabilities	1,701.5	1,686.0
Commitments and contingencies
Redeemable noncontrolling interest	(0.1)	0.1
Equity
Ryerson Holding Corporation stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 7,000,000 shares authorized and no shares issued at 2016 and 2015	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 32,312,200 shares issued at 2016 and 2015	0.3	0.3
Capital in excess of par value	302.8	302.6
Accumulated deficit	(117.4)	(130.9)
Treasury stock, at cost - Common stock of 212,500 shares in 2016 and 2015	(6.6)	(6.6)
Accumulated other comprehensive loss	(298.6)	(307.0)

Total Ryerson Holding Corporation Stockholders’ Equity (Deficit)	(119.5)	(141.6)
Noncontrolling interest	0.9	0.7

Total Equity (Deficit)	(118.6)	(140.9)

Total Liabilities and Stockholders’ Equity	$1,582.8	$1,545.2

Schedule 2

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliations of Net Income (Loss) Attributable to Ryerson Holding Corporation to EBITDA and Gross margin to Gross margin excluding LIFO

(Dollars in millions)

			Fourth
	First Quarter		Quarter
	2016	2015	2015
Net income (loss) attributable to Ryerson Holding Corporation	$13.5	$(2.5)	$(20.5)
Interest and other expense on debt	22.0	25.3	21.8
Provision (benefit) for income taxes	8.1	(0.2)	(12.4)
Depreciation and amortization expense	10.9	11.1	9.8

EBITDA	$54.5	$33.7	$(1.3)
Gain on sale of assets	—	—	(1.9)
Gain on insurance settlement	—	—	(0.5)
Gain on litigation settlement	—	—	(3.9)
Reorganization	1.3	1.5	4.7
Foreign currency transaction (gains) losses	2.9	(1.6)	(0.3)
(Gain) loss on retirement of debt	(8.2)	0.5	—
Impairment charges on assets	—	12.3	5.8
Purchase consideration and other transaction costs	1.5	1.5	0.6
Other adjustments	—	—	0.2

Adjusted EBITDA	$52.0	$47.9	$3.4

Adjusted EBITDA	$52.0	$47.9	$3.4
LIFO expense (income), net	(14.8)	(12.0)	10.8

Adjusted EBITDA, excluding LIFO expense (income), net	$37.2	$35.9	$14.2

Net sales	$702.6	$868.0	$668.8
Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of net sales	5.3%	4.1%	2.1%

Gross profit	$147.6	$150.0	$101.6
Gross margin	21.0%	17.3%	15.2%

Gross profit	$147.6	$150.0	$101.6
LIFO expense (income), net	(14.8)	(12.0)	10.8

Gross profit, excluding LIFO expense (income), net	$132.8	$138.0	$112.4

Gross margin, excluding LIFO expense (income), net	18.9%	15.9%	16.8%

Note:	EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation and amortization. Adjusted EBITDA gives further effect to, among other things, impairment charges on assets, reorganization expenses and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), net, to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, targets. We also use EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA and Adjusted EBITDA, excluding LIFO expense (income), net, is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), net, which is calculated as gross profit plus LIFO expense (or minus LIFO income), net, divided by net sales. We have excluded LIFO expense (income), net from the gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), net, gross margin, excluding LIFO expense (income), net, and Adjusted EBITDA, excluding LIFO expense (income), net, as a percentage of sales may differ from that of other companies.

Schedule 3

RYERSON HOLDING CORPORATION AND SUBSIDIARY COMPANIES

Reconciliation of Net Income (Loss) and Earnings (Loss) per Share Excluding Impairment

Charges on Assets and Gain on Debt Retirement

(Dollars and Shares in Millions, Except Per Share Data)

			Fourth
	First Quarter		Quarter
	2016	2015	2015
Net income (loss) attributable to Ryerson Holding Corporation	$13.5	$(2.5)	$(20.5)
Impairment charges on assets and gain on debt retirement to exclude:
Impairment charges on assets	—	12.3	5.8
Gain on debt retirement	(8.2)	—	—
Provision (benefit) for income taxes	2.9	(4.9)	(0.1)

Net income (loss) attributable to Ryerson Holding Corporation, excluding impairment charges on assets and gain on debt retirement	$8.2	$4.9	$(14.8)

Earnings (loss) per share, excluding impairment charges on assets and gain on debt retirement - basic and diluted	$0.26	$0.15	$(0.46)

Shares outstanding - basic and diluted	32.1	32.0	32.1

Note:	Net income (loss) and Earnings (loss) per share excluding impairment charges on assets and gain on debt retirement is presented to provide a means of comparison with periods that do not include impairment charges on assets and gain on debt retirement.